Exhibit 1

Transactions in the Securities of the Issuer Since the Filing of Amendment No. 6
to the Schedule 13D

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Security($)	Date of Purchase/Sale

TORO 18 HOLDINGS LLC

Sale of Common Stock[1]	(43,596)	5.2480	08/17/2026
Sale of Common Stock[2]	(15,000)	4.9463	08/18/2026
Sale of Common Stock[3]	(8,300)	4.8289	08/19/2026
Sale of Common Stock[4]	(42,019)	4.6144	09/02/2026
Sale of Common Stock[5]	(3,900)	4.5532	09/03/2026
Sale of Common Stock[6]	(24,459)	4.6649	09/10/2026
Sale of Common Stock[7]	(105,541)	4.6302	09/11/2026

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1 This represents the weighted average sale price of the shares sold. The sale prices ranged from $5.12 to $5.57. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares at each separate price within the range set forth in the immediately preceding sentence.

2 This represents the weighted average sale price of the shares sold. The sale prices ranged from $4.82 to $5.205. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares at each separate price within the range set forth in the immediately preceding sentence.

3 This represents the weighted average sale price of the shares sold. The sale prices ranged from $4.81 to $4.89. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares at each separate price within the range set forth in the immediately preceding sentence.

4 This represents the weighted average sale price of the shares sold. The sale prices ranged from $4.54 to $4.78. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares at each separate price within the range set forth in the immediately preceding sentence.

5 This represents the weighted average sale price of the shares sold. The sale prices ranged from $4.55 to $4.56. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares at each separate price within the range set forth in the immediately preceding sentence.

6 This represents the weighted average sale price of the shares sold. The sale prices ranged from $4.63 to $4.78. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares at each separate price within the range set forth in the immediately preceding sentence.

7 This represents the weighted average sale price of the shares sold. The sale prices ranged from $4.60 to $4.685. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares at each separate price within the range set forth in the immediately preceding sentence.